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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333____) pertaining to the 1998 Stock Incentive Plan of ENVOY Corporation of our report dated March 5, 1998, except for Notes 1 and 4, as to which the date is April 29, 1998, with respect to the consolidated financial statements and schedule of ENVOY Corporation for the year ended December 31, 1997, included in its Amendment No. 1 to Current Report on Form 8-K/A dated May 5, 1998, filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP



Nashville, Tennessee
June 12, 1998